EXHIBIT 10 - LONG TERM CARE BENEFIT AGREEMENT


         This Long Term Care Benefit Agreement (this "Agreement") is entered into as of ___________, 2001, by and between Bank of Lodi, N.A., a national banking association (the "Company") and ______________ ("Participant").

                                    RECITALS

         Participant is [an executive employee] [a director] of the Company and is a valuable member of the Company's management. The Company desires to retain Participant' services and is willing to enter into this Agreement as a means of provided additional benefits to Participant.


         Therefore, in consideration of the services to be performed by Participant in the future, as well as the mutual promises and covenants contained herein, the Company and Participant agree as follows:


                                    AGREEMENT

1.       Long Term Care Insurance

         Unless and until the Company's obligation is terminated under Section 2 or Section 4 of this Agreement, the Company shall pay the premiums due under the following long term care insurance policy for the benefit of Participant (the "Policy"):


                  Insurer:          ______________________________
                  Policy Number:    ______________________________

Participant acknowledges that he has received a copy of the Policy.

2.       Termination of Company's Obligation

         If Participant ceases to be [an employee] [a director] of the Company for any reason other than Participant's Retirement or a Change in Control of the Company prior to the time that all premiums due under the Policy have been paid, the Company's obligation to pay the premiums due under the Policy shall immediately terminate. In the event of such termination, the Company agrees that it will reasonably cooperate with Participant to enable Participant to assume the obligation to pay the premiums and to keep the Policy in force, provided that (i) the Company shall not be obligated to incur any additional expense or liability in connection with such assumption and (ii) Participant shall reimburse the Company for any premium paid by the Company to the extent such premium is attributable to a period of time subsequent to Participant's termination. For purposes of the preceding clause (ii), premiums shall be deemed to be paid in advance and premiums shall be allocated equally to each day of the time between premium due dates. If Participant remains as [an employee] [a director] of the Company until all premiums due under the Policy have been paid, Participant's rights under the Policy shall be fully vested and nonforfeitable.


         For purposes of this Agreement:

         "Retirement" shall mean Participant's ceasing to serve as [an executive officer] [a director] of the Company on or after Participant's [62nd] [75th] birthday; and

         "Change in Control" shall mean the occurrence of any of the following events with respect to the Company (with the term "Company" being defined for purposes of determining whether a "Change in Control" has occurred to include its parent holding company): (i) a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or in response to any other form or report to the regulatory agencies or governmental authorities having jurisdiction over the Company or any stock exchange on which the Company's shares are listed which requires the reporting of a change in control; (ii) any merger, consolidation or reorganization of the Company in which the Company does not survive; (iii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of any assets of the Company having an aggregate fair market value of fifty percent (50%) of the total value of the assets of the


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Company,  reflected  in the most recent  balance  sheet of the  Company;  (iv) a transaction whereby any "person" (as such term is used in the Exchange Act) or any individual, corporation, partnership, trust or any other entity becomes the
beneficial  owner,  directly  or  indirectly,   of  securities  of  the  Company
representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or (v) a situation where, in any one-year period, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new Director is approved by a vote of at least three-quarters (3/4) of the Directors then still in office who were Directors at the beginning of the period. Notwithstanding the foregoing or anything else contained herein to the contrary, there shall not be a "Change of Control" for the purposes of this Agreement if the event which would otherwise come within the meaning of the term "Change of Control" involves (i) a reorganization at the direction of the Company solely to form a parent bank holding company which owns one hundred percent (100%) of the Company's common stock following the reorganization, or (ii) an Employee Stock Ownership Plan sponsored by the Company or its parent holding company which is the party that acquires "control" or is the principal participant in the transaction constituting a "Change in Control," as described above.

3.       Limitation of Company's Obligation

         The Company's obligation under this Agreement shall be limited to the payment of premiums due under the Policy, in accordance with the terms and conditions of this Agreement. The Company shall have no responsibility for payment of any benefits under the Policy. The Company makes no representations or warranties regarding any benefits to be paid under the Policy, the eligibility of Participant to receive any such benefits, or the ability of the Insurer to pay any such benefits now or in the future.


4.       Income Tax Consequences

         The Company shall not be responsible for providing Participant with tax advice with respect to this Agreement or the transactions contemplated by this Agreement. Any tax liabilities incurred by Participant as a result of the transactions contemplated by this Agreement shall be the sole responsibility of Participant. The Company shall have the right to withhold from amounts due Participant, or to collect from Participant, any amount which the Company deems necessary to satisfy any taxes required by law to be withheld at any time by the Company, and the obligations of the Company under this Agreement shall be conditional upon payment of such taxes.


5.       No Contract of Employment

         Although this Agreement is intended to provide Participant with an additional incentive to remain as [an employee] [a director] of the Company, this Agreement shall not be deemed to constitute a contract of employment between the Company and Participant. This Agreement shall have no impact or effect upon any separate written employment agreement which the Participant may have with the Company.


6.       Section 280G Adjustment

         If all or any portion of the amounts payable by the Company pursuant to this Agreement, alone or together with other payments which Participant has the right to receive from the Company and/or its parent holding company, constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), that are subject to the excise tax imposed by Section 4999 of the Code (or similar tax and/or assessment), such amounts payable to Participant shall be reduced to the extent necessary, in the Company's reasonable judgment, to eliminate any excise tax pursuant to Section 4999 of the Code.


7.       Status as Unsecured General Creditor

         Notwithstanding anything contained herein to the contrary: (i) Participant shall have no legal or equitable rights, interests or claims in or to any specific property or assets of the Company as a result of this Agreement;
(ii) none of the Company's assets shall be held in or under any trust for the benefit of Participant, or held in any way as security for the fulfillment of the obligations of the Company under this Agreement; (iii) all of the Company's assets shall be and remain the general unpledged and unrestricted assets of the Company; (iv) the Company's obligation under this Agreement shall be that of an unfunded and unsecured promise by the Company to pay money in the future; and
(v) Participant shall be an unsecured general creditor with respect to any benefits which may be payable under the terms of this Agreement.


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8.       Miscellaneous

                  8.1 Arbitration of Disputes. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Company in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. ("JAMS"), located in San Francisco, California. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this Paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties of the American Arbitration Association ("AAA") located in San Francisco, California, shall conduct the binding arbitration referred to in this Paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of Title 9 of Part 3 of the California Code of Civil Procedure. Any arbitration hereunder shall be conducted in Lodi, California, unless otherwise agreed to by the parties.

                  8.2 Attorneys' Fees. In the event of any arbitration or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the arbitrator(s) or court, as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

                  8.3 Notice. Any notice required or permitted of either Participant or the Company under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

                           If to the Company:       Bank of Lodi, N.A.
                                                    701 S. Ham Lane
                                                    Lodi, California  95242-3537
                                                    Attn:  President

                           If to Participant:       ____________________
                                                    ____________________
                                                    ____________________

                  8.4 Assignment. Participant shall have no power or right to transfer, assign, anticipate, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be: (i) subject to seizure by any creditor of Participant by a proceeding at law or in equity, for the payment of any debts, judgments, alimony or separate maintenance obligations which may be owed by Participant, Participant's spouse or beneficiaries; or (ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall be void.


                  8.5 Binding Effect/Merger or Reorganization. This Agreement shall be binding upon and inure to the benefit of Participant and the Company and, as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns. Accordingly, the Company shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or person, unless and until such succeeding or


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continuing  corporation,  firm or  person  agrees to assume  and  discharge  the obligations of the Company under this Agreement. In the alternative, the Company's parent holding company may agree to assume and discharge the obligation of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to such surviving or successor firm, person, entity or corporation, or the parent holding company, as the case may be.

                  8.6 Nonwaiver. The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

                  8.7 Partial Invalidity. If any terms, provision, covenant, or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

                  8.8 Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

                  8.9 Modifications. Any modification of this Agreement shall be effective only if it is in writing and signed by each party or such party's authorized representative.

                  8.10 Paragraph Headings. The paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

                  8.11 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

                  8.12 Governing Law. The laws of the State of California, other than those laws denominated choice of law rules, and where applicable, the rules and regulations of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency, or any other regulatory agency or governmental authority having jurisdiction over the Company or its parent holding company, shall govern the validity, interpretation, construction and effect of this Agreement.

         IN WITNESS WHEREOF, the Company and Participant have executed this Agreement on the date first above-written in the City of Lodi, San Joaquin County, California.


COMPANY                                              PARTICIPANT

Bank of Lodi, N.A.




By:________________________________         _________________________________
   Leon J. Zimmerman,                              ____________________
   President and Chief Executive Officer



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                            ACKNOWLEDGEMENT OF SPOUSE


         I am the spouse of the Participant named in this Agreement. I understand that the Insurer named in this Agreement has offered to Participant the right to purchase long term care insurance for me, at Participant's sole cost and expense (i.e., the Company is not obligated to pay the premiums on such insurance). Participant and I have jointly made the decision to purchase, or not to purchase, the long term care insurance for me.


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                                                          (Signature)


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                                                          (Name--Please Print)


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                                                          (Date)